Exhibit 10.13

NuvOx Therapeutics, Inc. Amendment No. 1 to the Amended and Restated 2023 Equity Incentive Plan

AMENDMENT NO. 1

TO THE

NUVOX THERAPEUTICS, INC.

AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the NuvOx Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of NuvOx Therapeutics, Inc., a Delaware corporation (the “Company”), effective as of March 31, 2025 (the “Amendment Effective Date”), subject to the approval of the Company’s shareholders. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 11.3 of the Plan, the Board may amend, suspend or terminate the Plan at any time subject, in the case of amendments, to any applicable statutory or regulatory requirements to obtain stockholder approval when and if so required.

C.	The Plan currently authorizes the issuance of up to 900,000 shares of the Corporation’s common stock, par value $0.001 per share, and the Board believes that it is in the best interests of the Company and its shareholders to amend the Plan, subject to shareholder approval, to increase the aggregate number of shares of Common Stock that may be issued under the Plan to 1,100,000 shares.

AMENDMENT

Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, the first sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment under SECTIONS 3.2 or 7.5, the aggregate number of shares of the Corporation’s common stock, par value $0.001 per share, (the “Common Stock”) that may be issued pursuant to this Plan is 1,100,000 shares, all of which may be issued as Incentive Stock Options (as defined in Section 4.2 below).”

Subject to the approval of the Company’s shareholders, this Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

Except as specifically set forth in this Amendment, there are no other amendments to the Plan, and the Plan shall remain in full force and effect.